CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No.
33-28598 on Form N-1A of our report dated November 18, 2005, relating to the financial statements of Oppenheimer Strategic Income Fund appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
January 23, 2006